Exhibit 99.01

Media Contact: Jen Bernier MIPS Technologies, Inc. +1 650 567-5178 jenb@mips.com	Investor Contact: Juli Dowhan MIPS Technologies, Inc. +1 650 567-5100 ir@mips.com

MIPS Technologies Reports Third Quarter Fiscal 2009
Financial Results Highlighting Continued Positive Cash Flow

MOUNTAIN VIEW, Calif. – April 30, 2009 – MIPS Technologies, Inc. (NasdaqGS: MIPS), a leading provider of industry-standard architectures, processors and analog IP for digital consumer, home networking, wireless, communications and business applications, today reported consolidated financial results for its third quarter fiscal 2009 ended March 31, 2009. All financial results are reported in U.S. GAAP unless otherwise noted.

Revenue for the third quarter was $22.7 million, a 14% decline compared with the prior quarter revenue of $26.4 million and a 17% decline from the $27.3 million reported in the third fiscal quarter a year ago. The Q3 sequential revenue decrease was anticipated and reflects the softness in the consumer electronics and semiconductor industry.

Revenue from royalties was $10.9 million, a decrease of $2.1 million or 16 percent from the prior quarter and $1.7 million or 13 percent from the $12.6 million reported in the third quarter a year ago. The sequential decrease in royalty revenue was a result of lower licensee unit volumes compared with the prior quarter and is consistent with lower consumer electronics spending. Licensee units declined 15 percent sequentially to 107 million units and also declined 7 percent on a year to year basis. Contract and license revenue was $11.8 million, a decrease of 12 percent from the $13.4 million reported in the prior quarter and a 20 percent decrease from the $14.8 million reported in the third quarter a year ago.

Total costs of sales and operating expense, excluding restructuring charges, increased $0.2 million to $21.1 million from $20.9 million in the previous quarter mainly reflecting the absence of certain one-time credits incurred in Q2 fiscal 2009.

The Company’s fiscal Q3 2009 GAAP net loss was $0.8 million or $0.02 per share on a diluted basis. This compares with a net income of $5.0 million or $0.11 per basic and diluted share in the prior quarter and a net loss of $4.3 million or $0.10 per share in the third quarter a year ago.

Non-GAAP net income in the third quarter of fiscal 2009, which excludes the effect of equity based compensation expense, restructuring costs, and certain costs related to the acquisition of Chipidea, was $2.8 million or $0.06 per diluted share. This compares to the non-GAAP net income of $8.5 million or $0.19 per diluted share in the prior quarter and a net income of $2.4 million or $0.05 per diluted share in the third quarter a year ago. The tables below provide a reconciliation of non-GAAP measures reported in this release to the corresponding GAAP results.

The Company’s Q3 2009 ending cash balance was $21.1 million, an improvement of $0.6 million and $5.9 million from the previous quarter and the period ending one year ago respectively. Included in the positive net cash inflows were certain net liability and debt repayments of $3.4 million and outflows related to restructurings of $1.1 million.

“Q3 marks the third quarter in a row of positive cash flow for MIPS as we continue strengthening our financial position despite a weakening market,” said John Bourgoin, president and CEO. “MIPS is well positioned with an excellent and unique product line leveraging advanced multi-threading, multicore, and high performance single core products that are generating good profits,” said Bourgoin.

MIPS Technologies invites you to listen in a live conference call to management's discussion of Q3 fiscal 2009 results, as well as guidance for Q4 fiscal 2009. The conference call number is 210-839-8502 and the replay number is 203-369-0164. The password for both calls is MIPS. The replay will be available for 30 days shortly following the end of the conference call. An audio replay of the conference call will also be posted on the company's website at:
www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NasdaqGS: MIPS) is the world’s second largest semiconductor design IP company and the number one analog IP company worldwide. With more than 250 customers around the globe, MIPS Technologies is the only company that provides a combined portfolio of processors, analog IP and software tools for the embedded market. The company powers some of the world’s most popular products for the digital entertainment, home networking, wireless, and portable media markets—including broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Mountain View, California, with offices worldwide. For more information, contact (650) 567-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding MIPS Technologies’ expectations regarding customers’ use of MIPS’ products. These forward-looking statements include MIPS’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, difficulties that may be encountered in integrating the Chipidea business, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors, in particular the level of demand in these markets during the recessionary period currently affecting global economies. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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MIPS and MIPS-Based are trademarks or registered trademarks in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are the property of their respective owners.

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2009	June 30, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,064	$13,938
Accounts receivable, net	9,401	14,462
Prepaid expenses and other current assets	21,084	24,803
Total current assets	51,549	53,203
Equipment, furniture and property, net	11,594	16,307
Goodwill	29,336	40,624
Other assets	29,533	42,610
Total assets	$122,012	$152,744
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,055	$3,441
Accrued liabilities	35,746	51,963
Debt – short term	6,587	18,641
Deferred revenue	4,079	4,283
Total current liabilities	48,467	78,328
Long-term liabilities
Debt – long term	8,750	—
Other long term liabilities	23,209	29,496
Total long term liabilities	31,959	29,496
Stockholders’ equity	41,586	44,920
Total liabilities and stockholders’ equity	$122,012	$152,744

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Revenue:
Royalties	$10,901	$12,556	$35,686	$35,590
Contract Revenue	11,805	14,767	39,635	40,336
Total Revenue	22,706	27,323	75,321	75,926
Cost of Sales	4,325	9,407	17,761	22,110
Gross Margin	18,381	17,916	57,560	53,816
Operating expenses:
Research and development	7,809	9,315	21,955	27,821
Sales and marketing	4,211	6,056	13,610	17,796
General and administrative	4,744	6,559	15,693	21,437
Acquired in-process research and development	—	—	—	6,350
Restructuring	959	1,279	6,438	1,279
Total operating expenses	17,723	23,209	57,696	74,683
Operating income (loss)	658	(5,293)	(136)	(20,867)
Other income (expense), net	(1,142)	(762)	(3,455)	(1,488)
Loss before income taxes	(484)	(6,055)	(3,591)	(22,355)
Provision for (benefit from) income taxes	323	(1,798)	(792)	1,018
Net loss	$(807)	$(4,257)	$(2,799)	$(23,373)
Net loss per share, basic and diluted	$(0.02)	$(0.10)	$(0.06)	$(0.53)
Common shares outstanding, basic and diluted	44,682	43,992	44,534	43,887

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Three Months Ended March 31, 2009	Three Months Ended December 31, 2008	Three Months Ended March 31, 2008
	GAAP net income (loss)	$(807)	$4,977	$(4,257)
	Net income (loss) per basic share	$(0.02)	$0.11	$(0.10)
	Net income (loss) per diluted share	$(0.02)	$0.11	$(0.10)
(a)	Equity-based compensation expense under SFAS 123R	$1,085	$1,312	$1,799
(b)	Amortization of intangibles	847	855	2,438
(c)	Acquisition related cost	948	979	2,386
(d)	Integration cost	—	—	120
(e)	Restructuring	959	548	1,279
(f)	Tax adjustment	(192)	(157)	(1,323)
	Non-GAAP net income	$2,840	$8,514	$2,442
	Non-GAAP net income per basic share	$0.06	$0.19	$0.06
	Non-GAAP net income per diluted share	$0.06	$0.19	$0.05
	Common shares outstanding – basic	44,682	44,586	43,992
	Common shares outstanding – diluted	44,719	44,588	44,620

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding equity-based compensation, amortization of intangible assets, acquired in-process research and development, integration and acquisition expenses in connection with the acquisition of Chipidea provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
This adjustment reflects the equity-based compensation expense related to SFAS No. 123 revised (SFAS 123R). For the third fiscal quarter ending March 31, 2009, $1.1 million of equity-based compensation was allocated as follows: $437,000 to research and development, $281,000 to sales and marketing and $367,000 to general and administrative. For the second fiscal quarter ending December 31, 2008, $1.3 million of equity-based compensation expense was allocated as follows:  $463,000 to research and development, $398,000 to sales and marketing and $451,000 to general and administrative.  For the third quarter of fiscal 2008 ending March 31, 2008, $1.8 million equity-based compensation expense was allocated as follows:  $604,000 to research and development, $577,000 to sales and marketing and $618,000 to general and administrative.  Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(b)
This adjustment reflects the non-cash expense related to the amortization of intangibles acquired in connection with the acquisition of Chipidea included in operating expenses. For the third fiscal quarter ending March 31, 2009, $847,000 of amortization expense related to these intangible assets was allocated as follows:  $786,000 to cost of sales, $7,000 to research and development and $54,000 to sales and marketing. For the second fiscal quarter ending December 31, 2008, $855,000 of amortization expense related to these intangible assets was allocated as follows:  $794,000 to cost of sales, $7,000 to research and development and $54,000 to sales and marketing.   For the third quarter of fiscal 2008 ending March 31, 2008, $2.4 million of amortization related to these intangible assets was allocated as follows: $2.3 million to cost of sales, $8,000 to research and development and $126,000 to sales and marketing.  Management believes that excluding this charge facilitates comparisons to MIPS’ ongoing operating results because the expense for the amortization of intangibles is not indicative of operational performance and the amount of such charges varies significantly based on the size and timing of our acquisitions and the maturity of the business being acquired.

(c)
This adjustment reflects the amortization expense related to the amount held in escrow and payable to the founders of Chipidea in connection with the acquisition of Chipidea.    For the third fiscal quarter ending March 31, 2009, $948,000 was expensed to research and development related to the escrow amount payable to the founders of Chipidea.  For the second fiscal quarter ending December 31, 2008, $979,000 was expensed related to the escrow amount payable to the founders of Chipidea to research and development.  For the third quarter of fiscal 2008 ending March 31, 2008, $1.7 million was expensed related to the escrow amount payable to the founders of Chipidea and was allocated as follows: $567,000 to general and administrative and $1.1 million to research and development.  In addition, $686,000 was expensed to other expenses related to the amortization of loan origination fees.

(d)	This adjustment reflects integration expense related to the acquisition of Chipidea recorded in accounting and legal expense under general and administrative.

(e)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(f)	This adjustment reflects the net tax effect of the specific items presented in the non-GAAP adjustments described above.

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Nine Months Ended March 31, 2009	Nine Months Ended March 31, 2008
	GAAP net loss	$(2,799)	$(23,373)
	Net loss per basic share, basic and diluted	$(0.06)	$(0.53)
(g)	Equity-based compensation expense under SFAS 123R	$3,558	$6,272
(h)	Amortization of intangibles	3,217	5,640
(i)	Acquisition related cost	3,472	5,837
(j)	Integration cost	—	2,239
(k)	Acquired in-process research and development	—	6,350
(l)	Restructuring	6,438	1,279
(m)	Tax adjustment	(1,011)	(1,390)
	Non-GAAP net income	$12,875	$2,854
	Non-GAAP net income per basic share	$0.29	$0.07
	Non-GAAP net income per diluted share	$0.29	$0.06
	Common shares outstanding – basic	44,534	43,887
	Common shares outstanding - diluted	44,755	45,680

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding equity-based compensation, amortization of intangible assets, acquired in-process research and development, integration and acquisition expenses in connection with the acquisition of Chipidea provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(g)
This adjustment reflects the equity-based compensation expense related to the Company’s adoption of SFAS No. 123 revised (SFAS 123R). For the nine months ending March 31, 2009, $3.6 million of equity-based compensation was allocated as follows: $1.1 million to research and development, $1.1 million to sales and marketing and $1.4 million to general and administrative. For the nine months ending March 31, 2008, $6.3 million equity-based compensation expense was allocated as follows:  $2.3 million to research and development, $1.9 million to sales and marketing and $2.1 million to general and administrative.  Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(h)
This adjustment reflects the expense related to the amortization of intangibles acquired in connection with the acquisition of Chipidea included in operating expenses. For the nine months ending March 31, 2009, $3.2 million of amortization expense related to these intangible assets was allocated as follows:  $3.0 million to cost of sales, $22,000 to research and development and $170,000 to sales and marketing. For the nine months ending March 31, 2008, $5.6 million of amortization expense related to these intangible assets was allocated as follows: $5.3 million to cost of sales, $17,000 to research and development and $291,000 to sales and marketing.

(i)
This adjustment reflects the amortization expense related to the amount held in escrow and payable to the founders of Chipidea in connection with the acquisition of Chipidea.  For the nine months ending March 31, 2009, this adjustment also reflects legal fees incurred in association with certain financing activities and amortization of loan origination fees.  For the nine months ending March 31, 2009, $3.5 million was expensed related to the escrow amount payable to the founders of Chipidea and was allocated as follows: $0.4 million to general and administrative and $3.1 million to research and development.  For the nine months ending March 31, 2008, $4.0 million was expensed related to the escrow amount payable to the founders of Chipidea and was allocated as follows: $1.3 million to general and administrative and $2.7 million to research and development.   In addition, legal fees of $0.3 million were expensed to general and administrative related to certain financing activities and $1.5 million was expensed to other expenses related to the amortization of loan origination fees.

(j)	This adjustment reflects integration expense related to the acquisition of Chipidea recorded in accounting and legal expense under general and administrative.

(k)	This adjustment reflects acquired in-process research and development expense related to the acquisition of Chipidea.

(l)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(m)	This adjustment reflects the non-GAAP tax adjustment due to the adjustments described above.